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                                                                   EXHIBIT 10(z)





                                    February __, 1997



Lexington State Bank
Trust Department
Post Office Box 867
Lexington, North Carolina 27293-0867


Gentlemen:

         In connection with your appointment as Subscription Agent in the transactions described herein, Wellington Hall, Limited (the "Company"), a North Carolina corporation, hereby confirms its arrangements with you as follows:

         1. The Offerings. The Company is offering to holders of its common stock, no par value (the "Common Stock") at the close of business on February ___, 1997 (the "Shareholders") the nontransferable right to subscribe for one additional share of Common Stock for each share then owned (a "Right"). Shareholders desiring to participate in the Offerings must subscribe for a minimum of 1,000 shares of Common Stock. Except as set forth under Paragraph 8 hereof, Rights shall cease to be exercisable, and the offering of Common Stock pursuant thereto (the "Rights Offering") will terminate, at 5:00 P.M. Eastern Standard Time on __________ __, 1997 or such later date until which the Company notifies you in writing that it has extended the Rights Offering (the "Expiration Time").

          Prior to the Expiration Time, each Shareholder may subscribe for more shares than his Rights entitle him to purchase (the "Subscription Offering"). If the Shareholders in the aggregate do not subscribe for the maximum number of shares to which they are entitled in the Rights Offering, such remaining shares will be sold to Shareholders who have subscribed therefor prior to the Expiration Time. To the extent more shares are subscribed for than are available in the Subscription Offering, the available shares will be pro rated among the subscribing Shareholders therefor based on the percentage that the amount of shares that each Shareholder subscribed for over those which his Rights entitled him to purchase in the Rights Offering bears to the total amount of shares that all Shareholders in the aggregate subscribed for over those which their Rights entitled them to purchase. Notwithstanding the foregoing, for purposes of calculating the above-referenced percentage, all Shareholders who subscribed for the minimum number of 1,000


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Lexington State Bank
February 14, 1997
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shares in the Offerings will be treated together as a single Shareholder, with their excess subscriptions aggregated. Each such Shareholder will then be allocated an equal portion of the percentage of available shares as calculated.

         Any shares that are not sold in the Rights Offering or the Subscription Offering may be sold to persons who are not directors, officers or Shareholders of the Company (the "Public Offering"). A subscriber in the Public Offering must subscribe for a minimum of 10,000 shares. The Public Offering will terminate within 30 days of the Expiration Time, unless extended by the Company (the "Public Offering Termination Time"). The Company will notify you in writing of the Public Offering Termination Time.

         Any subscription pursuant to the Offerings in excess of 100,000 shares is subject to the approval of the Board of Directors of the Company, except to the extent that a Shareholder is entitled to subscribe for such shares in the Rights Offering.

          The Offerings will be conducted in the manner and upon the terms set forth in the Prospectus dated February ___, 1997 (the "Prospectus") and related Stock Order Form (the "Stock Order Form"), which terms are incorporated by reference herein and made a part hereof as if set forth in full.

         2. Nominees. Banks, trust companies, securities dealers and brokers that hold Common Stock as nominees ("Nominees") for more than one beneficial owner shall be entitled to subscribe for Common Stock in the Rights Offering and the Subscription Offering on the same basis as if the beneficial owners were record owners, provided that such Nominees furnish evidence of the number of shares of Common Stock owned by each beneficial owner.

         3. Appointment of Subscription Agent; Establishment of Escrow Account. You are hereby appointed as Subscription Agent to effect the Rights Offering, Subscription Offering and Public Offering (collectively, the "Offerings"). Following execution of this letter by you, you shall establish a money market account (the "Escrow Account") for the deposit of subscription funds from the Offerings as described herein.

         4. Delivery of Documents. Enclosed herewith are the following, the receipt of which you acknowledge by your execution hereof:

            (a)      a copy of the Prospectus;



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February 14, 1997
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            (b)      the form of letter from the Company to the
                     Shareholders informing them of the Rights Offering and the Subscription Offering;

            (c)      the form of Stock Order Form;

            (d) resolutions adopted by the Board of Directors of the Company and certified by the Secretary or Assistant Secretary of the Company approving the Offerings.

         5. Subscription Procedure. Upon your receipt prior to the Expiration Time (by mail, hand delivery, or otherwise) of (i) any Stock Order Form and (ii) payment in full of the Offering Price set forth on the cover page of the Prospectus (the "Offering Price") multiplied by the number of shares of Common Stock subscribed for, you shall place such payment in the Escrow Account and, within two business days, provide the Company with a copy of each such Stock Order Form. If a Stock Order Form is not accompanied by full payment of the Offering Price, you should place such partial payment in the Escrow Account and, within one business day, provide the Company with a copy of the Stock Order Form and advise the Company of the deficiency. The Company shall be responsible for determining the adequacy and completeness of all Stock Order Forms.

         Promptly following the Expiration Time, both you and the Company shall calculate, in accordance with the terms and conditions of the Offerings, the number of shares to be issued in the Rights Offering and the number of shares to be issued to any Shareholder who has subscribed for shares in the Subscription Offering in excess of those that he is entitled to purchase pursuant to the exercise of his Rights. If the number of shares to be issued to any particular Shareholder in the Subscription Offering is less than that for which he subscribed, you shall refund promptly, without interest or reduction, that portion of his payment attributable to such unavailable shares.

         Promptly following the Expiration Time, both you and the Company also shall calculate, in accordance with the terms and conditions of the Offerings, the number of shares available for purchase in the Public Offering. If no shares are available for purchase in the Public Offering, you shall refund promptly to each subscriber in the Public Offering, without interest or reduction, his entire subscription payment. If shares are available for purchase in the Public Offering, then shares will become issuable to subscribers in the Public Offering upon acceptance of subscriptions by the Company. At or from time to time prior to the Public Offering Expiration Time, the Company will advise you in writing that it has accepted or rejected such subscriptions. To the extent subscriptions are rejected, you shall refund promptly to each such subscriber, without interest or reduction, the entire payment attributable to the rejected subscription.





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Lexington State Bank
February 14, 1997
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         All subscription checks or money orders shall be made payable to the order of you. All refunds to be paid to any subscriber in the Offerings shall be paid by bank check sent to the address designated on the appropriate Stock Order Form after the subscriber's funds have cleared normal banking channels and are in the form of cash.

         6. Delivery of Funds and Documents to the Company; Issuance of Shares. Promptly following calculation of the number of shares to be issued in the Rights Offering and the Subscription Offering pursuant to the foregoing paragraph, you shall deliver to the Company (i) the proceeds of shares sold in the Rights Offering and Subscription Offering, together with interest accrued thereon, less any fees and expenses not previously paid and owed you pursuant to this letter and (ii) the original Stock Order Forms with respect to such shares. If shares are available for sale in the Public Offering and are subscribed for, then, promptly following your receipt of written instruction from the Company from time to time indicating that it has accepted subscriptions in the Public Offering, you shall deliver (i) the proceeds of shares sold in the Public Offering pursuant to such accepted subscriptions, together with interest accrued thereon, less any fees and expenses not previously paid and owed you pursuant to this letter and (ii) the original Stock Order Forms with respect to such shares. No funds shall be disbursed to the Company until they have cleared normal banking channels and are in the form of cash. The Company is responsible for coordinating with its transfer agent the issuance and delivery of stock certificates to subscribers for Common Stock sold in the Offerings.

         7. Defective Subscription. The Company shall have the right either to reject any defective subscriptions or to waive any defect in subscriptions other than a failure to pay the full Offering Price.

         8. Late Delivery. If prior to the Expiration Time you receive a written or telegraphic guarantee from a commercial bank, a trust company having an office in the United States, or a member firm of the New York Stock Exchange, another registered national securities exchange or the National Association of Securities Dealers, Inc., stating the name of the Shareholder, the number of Rights to which such Shareholder is entitled and the number of shares of Common Stock subscribed for and guaranteeing that the Stock Order Form and the Offering Price will promptly be delivered to you, such subscription may be accepted subject to the Company's withholding the stock certificates for such shares of Common Stock until receipt of the duly completed and executed Stock Order Form and payment of the Offering Price within five (5) business days after the Expiration Time.

         9. Reports. Within one business day of request by the Company, you shall provide to the Company by telephone (Mr. Hoyt Hackney at (910) 249-4931 or his designee) requested



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Lexington State Bank
February 14, 1997
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information about the names of Shareholders or other persons who have subscribed for shares in the respective Offerings, the number of shares subscribed for by each such Shareholder or other person, the total numbers of shares subscribed for and any other pertinent information with respect to subscriptions. Upon the Expiration Time and, if different, the Public Offering Expiration Time, you shall provide the Company with such final reports as it shall reasonably request.

         10. Future Instructions. You may rely and act on any written instruction signed by Hoyt Hackney with respect to all matters pertaining to this letter and the transactions contemplated hereby.

         11. Payment of Expenses. The Company will pay you compensation for acting in your capacity as Subscription Agent hereunder in accordance with
Schedule I hereto and will reimburse you for all reasonable and necessary expenses that you incur in so acting.

         12. Indemnification. The Company covenants and agrees to indemnify and hold you harmless against any costs, expenses (including reasonable fees for legal counsel), losses or damages, which may be paid, incurred or suffered by or to which you may become subject, arising from or out of, directly or indirectly, any claim or liability resulting from your actions as Subscription Agent pursuant hereto; provided that such covenant and agreement does not extend to such costs, expenses, losses and damages incurred or suffered by you as a result of, or arising out of, your own negligence, misconduct or bad faith or that of any employees, agents or independent contractors used by you in connection with performance of your duties as Subscription Agent hereunder.

         13. Notices. Unless otherwise provided herein, all reports, notices and other communications required or permitted to be given by you hereunder shall be delivered by hand or mailed by first class mail, postage prepaid, as follows:

         (a)      If to The Company , to:

                  Wellington Hall, Limited
                  Route 1, U.S. Highway No. 29 and No. 70
                  Lexington, North Carolina 27292

                  Attention: Mr. Hoyt M. Hackney,  President

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Lexington State Bank
February 14, 1997
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         (b)      If to you, to:

                  Lexington State Bank
                  Trust Department
                  Post Office Box 867
                  Lexington, North Carolina 27293-0867
                  Attention: Clark Dillon


         If the foregoing is in accordance with your understanding of our arrangements, please sign and return the enclosed duplicates of this letter.


                                Very truly yours,




                                WELLINGTON HALL, LIMITED


                                By:
                                   ---------------------------------------
                                       Hoyt M. Hackney
                                       President, Chief Executive Officer,
                                       and Chief Financial Officer

         The foregoing is in accordance with our understanding and is hereby confirmed and accepted.


                                LEXINGTON STATE BANK



                                By:
                                   ---------------------------------------
                                       Title


Dated: February ___, 1997



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                                   SCHEDULE I

                              FEES AND EXPENSES OF
                               SUBSCRIPTION AGENT


Acceptance Fee                                     $200.00

Account Maintenance                                $100.00

Receipt of Subscription Payments                   $1.00 per payment

Document Review                                    $2.50 per form

Administration                                     $600.00

Refunding Correspondence                           $20.00 per item
                                                   per recipient
                                                   (Company and/or
                                                   subscriber)

Calculation per Agreement                          $100.00 per calculation

Final Reports requested by Company                 $100.00 per report

MINIMUM FEE                                        $2,500.00